UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 21, 2007
LAND O’LAKES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	333-84486	41-0365145

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4001 Lexington Avenue North
Arden Hills, Minnesota		55126

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (651) 481-2222
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b)).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
     In a joint press release issued on June 21, 2007, Land O’Lakes, Inc. (the “Company”), CHS, Inc. (“CHS”) and Agriliance LLC (“Agriliance”) announced a plan to reposition certain portions of Agriliance’s business. Agriliance is a 50-50 agronomy joint venture between the Company and CHS that operates a retail agronomy business and acts as a wholesale distributor of crop nutrient and crop protection products. Under the repositioning plan, CHS would acquire Agriliance’s crop nutrients wholesale distribution business while the Company would acquire the crop protection products business. The remaining retail business would continue to be operated by Agriliance. George Thornton, Agriliance’s current Chief Executive Officer, announced that he will be retiring in connection with the repositioning efforts. Other terms of the proposed transaction, which is expected to be completed in September 2007, were not disclosed.
     A copy of the related press release is attached hereto as Exhibit 99.1.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LAND O’LAKES, INC.

Date: June 21, 2007	/s/ Daniel Knutson

Daniel Knutson Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press release dated June 21, 2007.